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                                                               Exhibit  99.1

                                     PROXY

                               CORVIS CORPORATION

                         ANNUAL MEETING OF SHAREHOLDERS

                                  MAY 10, 2002

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders to be held May 10, 2002 and the Proxy Statement, and appoints David R. Huber, Lynn D. Anderson and Kim D. Larsen, or any of them as proxies, with full power of substitution, to vote all shares of common stock of Corvis Corporation that the undersigned is entitled to vote, either on his or her own behalf or on behalf of an entity or entities, at the Annual Meeting of Stockholders of the Company to be held at BWI Airport Marriott, located at 1743 West Nursery Road, Baltimore, Maryland 21240, on Friday, May 10, 2002 at 10:00 a.m., and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this proxy are as of March 13, 2002, and shall be voted in the manner set forth on the reverse side. If no directions are given, the proxies will vote for the election of all listed nominees and in accordance with the Directors' recommendation on the other subjects listed on the other side of this proxy card. If any other matter properly comes before the meeting, or any adjournment thereof, the proxies are authorized, in their discretion, to vote on the matter.


           (CONTINUED AND TO BE SIGNED AND DATED ON THE REVERSE SIDE)

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        The Board of Directors recommends a vote "FOR" Items 1, 2 and 3.

1. Issuance of Shares of Common Stock.

      The Board of Directors recommends a vote "FOR" the following proposal:

      The issuance of shares of Corvis common stock pursuant to the merger agreement to the stockholders of Dorsal and the merger of Dorsal Networks, Inc. and Corvis Acquisition Company, Inc.

      [  ] For          [  ] Against          [  ] Abstain

2. Election of Director:

      The Board of Directors recommends a vote "FOR" the following nominee:

      o Joseph R. Hardiman

      [  ] For          [  ]  Withheld

3.  Ratification of KPMG LLP as Independent Auditors

      The Board of Directors recommends a vote "FOR" the ratification of KPMG LLP as independent auditors for the 2002 fiscal year.

      [  ] For          [  ] Against          [  ] Abstain

Please sign exactly as name or names appear on this proxy. When signing as attorney, executor, administrator, trustee, custodian, guardian or corporate officer, give full title. If more than one trustee, all should sign.

Date:
     -------------------------------

-----------------------------
Signature of Shareholder


[ ] I have included comments, or a change of address.

[ ] I plan to attend the annual meeting.

[ ] I agree to access future proxy statements and annual reports over the Internet.

                                                    Votes must be indicated
                                                    [X] in black or blue ink.


Mark, sign, date and return the proxy card promptly using the enclosed envelope.
-------------------------------------------------------------------------------

                           /\ FOLD AND DETACH HERE /\

                                ADMISSION TICKET

                         Annual Meeting of Stockholders

                           May 10, 2002, 10 a.m. E.T.
                              BWI Airport Marriott

                             1743 West Nursery Road

                               Baltimore, MD 21240

                                  410.859.8300

           THIS ADMISSION TICKET ADMITS ONE STOCKHOLDER AND ONE GUEST
              ADMISSION WILL BE SUBJECT TO AVAILABILITY OF SEATING

From Baltimore: Route 295 South (Baltimore- Washington Pkwy.). Take W. Nursery Road Exit, turn left. Hotel is on the left, 1 1/2 miles.

From Washington, D.C.: Take Route 295 North (Baltimore-Washington Pkwy.). Take
W. Nursery Road Exit, turn right at top of ramp. Hotel is on the left, 1 1/2 miles.

                                      [Map]

From I-95: Exit onto I-195 East to Route 295 North (Baltimore-Washington Pkwy.). Take W. Nursery Road Exit, turn right at top of ramp. Hotel is on the left, 1 1/2 miles.

Note: Shuttle service is available from BWI Airport directly to BWI Airport Marriott.

                             [Reverse of proxy card]




                    VOTE BY TELEPHONE OR THROUGH THE INTERNET
                        QUICK * * * EASY * * * IMMEDIATE

                               CORVIS CORPORATION

* You can now vote your shares electronically through the Internet or by telephone.

* This eliminates the need to return the proxy card.

* Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card.

TO VOTE YOUR PROXY THROUGH THE INTERNET

-----------------------------------------------------------
www.continentalstock.com.

Have your proxy card at hand when you access the above website. You will be prompted to enter the company number, proxy number and account number to create an electronic ballot. Follow the prompts to vote your shares.

TO VOTE YOUR PROXY BY MAIL

-------------------------------------------------------------

Mark, sign and date your proxy card above, detach and return it in the postage-paid envelope provided.

TO VOTE YOUR PROXY BY TELEPHONE

-------------------------------------------------------------
1-800-293-8533

Use any touch-tone telephone to vote your proxy. Have your proxy card at hand when you call. You will be prompted to enter the company number, proxy number and account number. Follow the voting instructions to vote your shares.

PLEASE DO NOT RETURN THE ABOVE CARD IF YOU HAVE VOTED ELECTRONICALLY.